PROMISSORY NOTE

$1,500,000.00
Lauderdale, FL
Effective Date: September 2, 2026

FOR VALUE RECEIVED, the undersigned, Stewards, Inc., a Nevada corporation (the "Maker"), promises to pay to the order of Accretiv Investment Holdings Inc., a Georgia corporation (the "Lender"), the principal sum of One Million Five Hundred Thousand Dollars and No/100 ($1,500,000.00), together with the Lender Return and all other amounts expressly payable under this Note, in accordance with the provisions below.

This Note evidences secured, short-term bridge financing arranged and provided by Lender on short notice. This Note does not grant Lender any equity, warrant, conversion, participation, or other ownership interest in Maker. This Note is secured only by the junior security interest granted under the Security Agreement. That security interest is junior to the Senior Liens and is not a first-priority security interest.

1.Definitions

As used in this Note, the following terms have the meanings below:

"Business Day": Any day other than a Saturday, Sunday, or legal holiday on which banks in Nevada are generally open for business.
"Effective Date": The date stated at the beginning of this Note.
“Existing Convertible Notes”: Maker’s secured convertible promissory notes outstanding under the Note Purchase Agreement dated as of July 23, 2026, in the aggregate principal amount of up to $5,000,000.
“Existing Convertible Note Liens”: Has the meaning set forth in the Security Agreement.
"Funding Date": The date on which Lender advances the full original Principal of $1,500,000.00 to Maker in immediately available funds without deduction for the Lender Return or any other amount.
"Lender Return": A fixed return of Seventy-Five Thousand Dollars ($75,000.00), equal to five percent (5%) of the original Principal, payable to Lender for the account of the Lender.
"Maturity Date": September 21, 2026, which is a firm outside date and is not subject to extension.
“Lien”: Has the meaning set forth in the Security Agreement.
"Maximum Lawful Rate": The maximum non-usurious rate or amount permitted under the law applicable to this Note.
"Principal": The original principal amount of $1,500,000.00.
"Security Agreement": That certain Security Agreement dated as of September 2, 2026, between Maker and Lender, as amended from time to time.
"Senior Liens": Has the meaning set forth in the Security Agreement.
"Wire Instructions": The deposit-account information designated by a party in a written notice delivered at least two (2) Business Days before the applicable payment or advance.

2.Loan Funding

As conditions precedent to Lender’s obligation to fund, Maker shall deliver to Lender, in form and substance satisfactory to Lender, evidence of Maker’s authority to enter into this Note and the Security Agreement.

Lender shall advance the Principal to Maker on the Funding Date by wire transfer to Maker’s Wire Instructions. Maker's payment obligations under this Note arise only upon its actual receipt of the full Principal in immediately available funds. The advance shall be evidenced by this Note and, if reasonably requested, written confirmation of the wire transfer. If Lender advances only a portion of the Principal, this Note will be amended to reflect the new amount and Lender Return will be adjusted proportionately.

3.Payment Terms

(a) Principal Repayment. Maker shall repay the entire outstanding Principal in one cash payment on or before September 21, 2026. September 21, 2026 is a hard-stop repayment date for the Principal and is not subject to extension. The Principal is due independently of, and is not reduced by, the Lender Return.

(b) Lender Return. Maker shall pay the Lender Return of $75,000.00 in cash by wire transfer in immediately available funds on or before November 30, 2026. Payment shall be made to Lender pursuant to Lender’s then-current Wire Instructions. A payment initiated in accordance with those Wire Instructions on or before that date is timely if received within two (2) Business Days thereafter.

(c) Fixed Non-Principal Economics. The Lender Return of $75,000.00, equal to five percent (5%) of the original Principal, is fixed, earned upon funding, payable in addition to repayment of Principal, and not prorated based on the period the Principal is outstanding, subject in all respects to Section 6.

(d) Method and Application of Payments. All payments shall be made in U.S. dollars and in immediately available funds to Lender’s Wire Instructions, without setoff, deduction, counterclaim, or withholding except as required by law. Unless Maker designates otherwise in writing, amounts received by Lender may be applied first to reasonable enforcement costs then due, then to the Lender Return, then to other amounts due under this Note, and then to Principal. Collateral proceeds remain subject to the Security Agreement, including application first to Senior Liens.

(e) Stewards International Funding as Payment Source. Maker acknowledges that Stewards International Funds PCC, acting for and in respect of its Stewards Private Credit Fund, has issued or is expected to issue a capital commitment letter to Maker confirming expected funding support of at least $24,000,000.00 over the twelve-month period beginning on or about August 13, 2026, expected to be disbursed through current and new financing arrangements and monthly funding rounds. Maker is entering into this Note because those funds have not yet been received. Maker shall apply amounts actually received from or in connection with that capital commitment letter, and other amounts actually received from Stewards International Funds PCC or the Stewards Private Credit Fund, first to the outstanding obligations under this Note until this Note has been paid in full, unless Lender agrees otherwise in writing. This Section is a payment-source covenant only. It does not create a first-priority security interest, does not require Maker to remit funding proceeds from any other source, and does not limit Senior Liens.

(f) No Extension. Maker has no right to extend the Maturity Date, and Lender has no obligation to consider or grant any extension.

(g) Default Payment Consequences and Liquidated Damages. Upon the occurrence of any Event of Default arising from a payment failure, the outstanding Principal, Lender Return, enforcement costs, and all other amounts then payable under this Note shall, at Lender’s election, become immediately due and payable. Maker acknowledges that Lender is providing this short-term bridge financing on an expedited basis and is allocating capital that Lender would otherwise deploy toward other binding or anticipated commitments. Maker further acknowledges that any failure to repay the Principal when due would expose Lender to substantial liquidity, opportunity-cost, transaction, reputational, and capital-allocation harm, the precise amount of which would be difficult or impractical to determine at the time this Note is executed. Accordingly, the parties agree that, upon a payment default, the amount of $200,000.00 constitutes a reasonable, negotiated pre-estimate of Lender’s anticipated damages and is intended as liquidated damages and not as a penalty, subject in all respects to the Usury Savings Clause and applicable law. From and after the date of default, all overdue amounts shall bear default interest at eighteen percent (18%) per annum, or the Maximum Lawful Rate if lower, until paid in full. Lender’s remedies shall include recovery of all amounts expressly provided in this Note, provided that Lender shall not recover duplicative amounts for the same injury, and subject in all respects to the Usury Savings Clause.

(h) Waiver of Defenses. To the fullest extent permitted by applicable law, Maker waives demand, presentment, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all defenses based on setoff, counterclaim, impairment of collateral, marshaling, valuation, or diligence in collection, except for defenses based on Lender’s gross negligence, willful misconduct, or payment in full.

4.Security

This Note is secured by the Security Agreement. The security interest granted under the Security Agreement is a junior security interest in the personal-property collateral described on Exhibit A to the Security Agreement. That security interest is junior and subordinate to the Senior Liens, including the liens securing Maker’s outstanding secured convertible notes issued under the Note Purchase Agreement dated as of July 23, 2026, and is not a first-priority security interest.

5.Negative Covenants; Governing Law and Jurisdiction

Until all obligations under this Note have been paid in full, Maker shall not, without Lender’s prior written consent, (a) grant any additional Lien on the collateral described in the Security Agreement except Permitted Liens under the Security Agreement, or (b) take any action that would prime, invalidate, or impair Lender’s junior security interest. This Section does not restrict Senior Liens or require Maker to give Lender a first-priority or pari passu lien. Maker shall promptly notify Lender of any event that could reasonably be expected to impair repayment of this Note or the junior security interest.

This Note shall be governed by the laws of the State of Nevada, without regard to conflict-of-laws principles. Each party consents to the exclusive jurisdiction and venue of the state and federal courts located in the State of Nevada for any action arising out of or relating to this Note and waives any objection to that venue.

6.Usury Savings Clause

The parties intend to comply with applicable usury and similar laws. For purposes of determining compliance, every amount paid or payable in connection with the extension of credit that applicable law treats as interest, including any portion of the Lender Return so treated, shall be aggregated and, to the extent permitted, amortized over the longest lawful period. No person shall be entitled to receive more than the Maximum Lawful Rate. Any excess shall be applied to reduce Principal or, if Principal has been paid in full, refunded to Maker. This Section controls over every contrary provision of this Note. The parties agree that, as between themselves and for contract interpretation, the Lender Return is a fixed fee for arranging and providing short-notice bridge financing and is not stated interest. That characterization does not limit this Section if a court recharacterizes any amount as interest.

7.Events of Default

Maker represents and warrants to Lender that Maker has full power and authority to execute, deliver, and perform this Note and the Security Agreement; this Note and the Security Agreement constitute legal, valid, and binding obligations of Maker enforceable against Maker in accordance with their terms; and the execution and performance of this Note and the Security Agreement do not violate Maker’s governing documents. The holders of the Existing Convertible Notes have consented to the junior lien created by the Security Agreement, and the execution and performance of this Note and the Security Agreement do not and will not result in the creation of any Lien other than that junior security interest and Permitted Liens under the Security Agreement. Maker does not represent that Lender is receiving a first-priority lien, parity with any Senior Lien, or a lien that is free of the Existing Convertible Note Liens.

Each of the following constitutes an Event of Default:

(a) Maker fails to pay the outstanding Principal in full by September 21, 2026 or fails to pay the Lender Return by November 30, 2026. Because these are firm outside dates, no extension, additional notice, or cure period applies to those payment failures;

(b) Maker fails to pay any other amount when due and that failure continues for three (3) Business Days after written notice from Lender;

(c) Maker breaches any other covenant or representation in this Note or in the Security Agreement and fails to cure the breach within fifteen (15) Business Days after written notice, provided that no cure period applies to a breach that cannot reasonably be cured; or

(d) Maker becomes insolvent, admits in writing its inability to pay debts as they become due, makes an assignment for the benefit of creditors, commences a bankruptcy or similar proceeding, or becomes subject to an involuntary proceeding that is not dismissed within sixty (60) days.

8.Remedies

Upon an Event of Default, Lender may declare the outstanding Principal, the Lender Return, default interest, enforcement costs, and all other amounts payable under this Note immediately due and payable, without further notice except as expressly required by this Note. Lender may exercise all rights and remedies available under this Note and the Security Agreement, applicable law, or equity, including enforcement against the collateral described in the Security Agreement, subject in all respects to the Senior Liens. Maker shall reimburse Lender for all reasonable documented out-of-pocket enforcement costs, including reasonable attorneys’ fees and court costs, subject to applicable law.

9.Waivers

Maker waives presentment, demand, protest, notice of dishonor, and notice of intent to accelerate except for notices expressly required by this Note. To the fullest extent permitted by applicable law, Maker and Lender knowingly waive trial by jury in any action arising out of or relating to this Note.

10.Notices

Notices must be in writing and delivered personally, by nationally recognized overnight courier, or by email with confirmation of receipt, to the addresses below or to another address designated by notice. A notice is effective upon receipt.

To Maker: Stewards, Inc., 4300 N University Dr Ste D-105, Lauderhill, FL 33351, Attn: Katy Murless Email: kmurless@stewards.com
To Lender: Accretiv Investment Holdings Inc., [NOTICE ADDRESS], Attn: Martin Freeman, Email: martin@accretiv.com

11.Miscellaneous

(a) Time of Essence. Time is of the essence for every payment obligation under this Note.

(b) Amendments and Waivers. No amendment or waiver is effective unless set out in a writing signed by Maker and Lender. Each waiver is limited to the specific instance given. No amendment may convert the junior security interest into a first-priority lien without the prior written consent of the holders of the Senior Liens.

(c) Severability. If any provision is invalid or unenforceable, it shall be enforced to the maximum lawful extent and the remaining provisions shall remain in effect.

(d) Assignment and Binding Effect. This Note binds and benefits the parties and their successors and permitted assigns. Maker may not assign any rights or obligations under this Note without Lender’s prior written consent, and any attempted assignment without such consent is void. Lender may assign, transfer, pledge, or participate all or any portion of its rights under this Note and the Security Agreement to any Affiliate or financing source upon written notice to Maker, and may assign after an Event of Default to any person without Maker’s consent. Any assignee takes subject to the junior priority of the Security Agreement. Maker may pay the assignor until Maker receives written notice of the assignment and the assignee’s Wire Instructions. “Affiliate” means an entity that controls, is controlled by, or is under common control with Lender.

(e) Entire Agreement. This Note and the Security Agreement are the entire agreement regarding this bridge financing and supersede prior discussions, except signed written funding or settlement instructions. This Note does not amend, replace, or prime the Existing Convertible Note Security Agreement dated July 23, 2026, or any other Senior Lien.

(f) Counterparts and Electronic Signatures. This Note may be executed in counterparts and by electronic signature; each counterpart is deemed an original and all form one instrument.

(g) No Real-Property Mortgage; No Personal Guaranty. This Note does not mortgage real property and does not create a personal guaranty of Shaun Quin or any other individual.

IN WITNESS WHEREOF, the parties have executed or acknowledged this Note as of the Effective Date.

MAKER:
STEWARDS, INC., a Nevada corporation

By: /s/ Shaun Quin
Name: Shaun Quin
Title: CEO

LENDER ACKNOWLEDGMENT:
Accretiv Investment Holdings Inc., a Georgia corporation

By: /s/ Martin Freeman
Name: Martin Freeman
Title: CEO